UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2012

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 18 Queen Street, Hamilton HM JX Bermuda		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Accountant Previously Engaged as Principal Accountant.

On April 17, 2012, the Audit Committee of the Board of Directors of Enstar Group Limited (the “Company”) determined not to reappoint Deloitte & Touche Ltd., Bermuda (“Deloitte”), as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year.

During the years ended December 31, 2011 and 2010 and the subsequent interim period through the date of the Audit Committee’s decision not to reappoint Deloitte, the Company had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter thereof in connection with its report on the Company’s consolidated financial statements for either year.

Deloitte’s audit report dated February 24, 2012 on the Company’s consolidated financial statements as of, and for the years ended, December 31, 2011 and 2010, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2011 and 2010 and the subsequent interim period through the date of the Audit Committee’s decision not to reappoint Deloitte, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Deloitte a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing it with the Securities and Exchange Commission (the “Commission”) and requested that Deloitte furnish a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of Deloitte’s letter dated April 19, 2012 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of New Independent Accountant as Principal Accountant.

On April 17, 2012, the Audit Committee appointed KPMG, a Bermuda partnership (“KPMG”) as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year. The Audit Committee’s appointment of KPMG is subject to the approval of the Company’s shareholders at the Company’s 2012 Annual General Meeting (the “Annual General Meeting”).

During the years ended December 31, 2011 and 2010 and the subsequent interim period through the date of the Audit Committee’s determination not to reappoint Deloitte, neither the Company nor anyone on its behalf has consulted with KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 8.01	Other Events.

The information disclosed under Item 4.01 is incorporated by reference in this Item 8.01. In connection with the Annual General Meeting, the Company will be filing with the Commission, and mailing to holders of the Company’s ordinary shares as of the record date for the Annual General Meeting, a proxy statement that will include a proposal to approve KPMG as the Company’s independent registered public accounting firm for the 2012 fiscal year. Shareholders of the Company are urged to read the proxy statement and any other relevant documents filed with the Commission when they become available because they will contain important information.

Shareholders of the Company will be able to obtain the proxy statement and other filings made by the Company when they become available, free of charge, by contacting Investor Relations, c/o Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 18 Queen Street, Hamilton, HM JX Bermuda, by visiting the Company’s website at http://www.enstargroup.com, or by visiting the website maintained by the SEC at http://www.sec.gov.

Information regarding the identity of the persons who may, under the Commission’s rules, be deemed to be participants in the solicitation of shareholders of the Company in connection with the Annual General Meeting, and their interests in the solicitation, will be set forth in the proxy statement that will be filed by the Company with the Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

16.1	Letter of Deloitte & Touche Ltd., Bermuda, dated April 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED

Date: April 20, 2012	By: /s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Deloitte & Touche Ltd., Bermuda, dated April 19, 2012.